SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  8


72DD  1 Total income dividends for which record date passed during the period
        Class A                                          14,741
      2 Dividends for a second class of open end company shares
        Class B                                           3,285
        Class C                                           1,369
        Investor Class                                    4,777
        Institutional Class                               7,294


73A.  1 Dividends from net invesment income
        Class A                                       $ 0.1668
      2 Dividends for a second class of open end company shares
        Class B                                       $ 0.1509
        Class C                                       $ 0.1503
        Investor Class                                $ 0.1675
        Institutional Class                           $ 0.1775

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          83,516
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                          19,236
        Class C                                           8,090
        Investor Class                                   27,802
        Institutional Class                              43,212

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $4.14
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $4.15
        Class C                                           $4.14
        Investor Class                                    $4.15
        Institutional Class                               $4.14